Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  November 21, 2007

S.A.C. CAPITAL ADVISORS, LLC


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


S.A.C. CAPITAL MANAGEMENT, LLC


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


S.A.C. CAPITAL ASSOCIATES, LLC


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


CR INTRINSIC INVESTORS, LLC


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


CR INTRINSIC INVESTMENTS, LLC


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person

STEVEN A. COHEN


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person